Pricing Supplement No.6 Dated October 25, 1999
(To Prospectus and Prospectus Supplement
Dated May 27, 1999)
                                                         Rule 424(b)(3)
                                                         Registration Statement
                                                         No. 333-75177

                               U.S.$8,000,000,000
                            Ford Motor Credit Company
                         Medium-Term Notes Due More Than
                           9 Months From Date of Issue




     Ford Motor Credit Company has designated $100,000,000 aggregate principal amount of its Medium-Term Notes Due More Than 9 Months From Date of Issue having the specific terms set forth below which are being issued directly by Ford Credit to investors.


Issue Date:                               October 29, 1999.

Maturity Date:                            April 4, 2001.

Principal Amount:                         $100,000,000.

Interest Rate Basis:                      LIBOR Telerate having an Index
                                          Maturity of three months plus 5
                                          basis points.

Interest Reset Dates:                     On the Issue Date and thereafter
                                          quarterly on the 29th day of the
                                          months of January, April, July and
                                          October.

Interest Payment Dates:                   Quarterly on the 29th day of the
                                          months of January, April, July and
                                          October and at Maturity.

Reference Agent:                          The Chase Manhattan Bank.